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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made as of the _________ day of May, 1998, by and between Westbury Alloys, Inc., a Delaware corporation with its principal place of business at 750 Shames Drive, Westbury, New York 11590 (hereinafter referred to as "Employer"), and Michael J. Huber of 24 Anawan Road, Pawtucket, Rhode Island 02861 (the "Employee").

                                    RECITALS:

WHEREAS, the Employer desires to employ Employee, and Employee desires to accept such employment, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. Employment. Employee shall be employed by Employer as Vice President - Trading. Employee agrees to perform faithfully, industriously, and to the best of Employee's ability, experience, and talents, all of the duties that may reasonably be required of the position of Vice President - Trading and will devote substantially all his business time and attention thereto (vacations and absences due to illness or injury excepted). Such duties shall be provided by Employee at the Employer's Providence, Rhode Island office or, subject to Employee's consent and reimbursement by Employer of all Employee's reasonable relocation expenses, at such other place(s) as the needs, business, or opportunities of the Employer may require from time to time.

2. Compensation of Employee. (a) As compensation for the services provided by Employee under this Agreement and opportunities foregone, Employer will pay Employee upon execution of this Agreement Ten Thousand Dollars ($10,000) (the "Signing Bonus"). Thereafter, Employer will pay Employee an annual base salary of One Hundred Twenty-Seven Thousand Five Hundred Dollars ($127,500) (the "Base Salary") payable in accordance with Employer's usual payroll procedures. Upon termination of this Agreement, payments under this paragraph shall cease; provided, however, that the Employee shall be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Employee has not yet been paid, and to payments, if any, required to be made under Section 5 below.

(b) In addition to the Signing Bonus and the Base Salary, Employer will pay Employee Ten Thousand Dollars ($10,000) within ten (10) days after Employee generates Twenty Thousand Dollars ($20,000) in pre-tax profit to Employer. Employer will also pay Employee an annual bonus due and payable on the anniversary of this Agreement calculated as follows based on a capital contribution by the Employer of Five Hundred Thousand Dollars ($500,000) and a return on investment of thirty percent (30%).

                                                              Bonus as a Percentage
                  Pre-Tax Profit                              of Base Salary
                  --------------                              ---------------------
                  $250,000-500,000                            10%
                  $500,000-1,000,000                          7.5%
                  Over $1,000,000                             5%

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Employee will receive a minimum bonus of Twenty-Five Thousand Dollars
($25,000.00) annually based on a minimum pre-tax profit benchmark of One Hundred Fifty Thousand Dollars ($150,000). In the event that this Agreement is terminated or expires for whatever reason, said bonus will be prorated as of the date of separation and payable upon separation.

(c) During the term of this Agreement, Employee shall be entitled to participate in any employee benefit plans, medical insurance plans, employee education plans, life insurance plans, disability plans, 401(k) retirement plan, and other benefit plans, for which he is otherwise eligible and qualified, customarily made available by Employer from time to time to its executive employees performing similar responsibilities as Employee hereunder.

(d) Employee shall be entitled to four weeks paid vacation during each year of service during the term of this Agreement. Such vacation must be taken at a time mutually convenient to Employer and Employee. Employee is entitled to accumulate up to a maximum of twelve weeks of unused vacation time which shall be fully payable upon termination of employment for any reason.

(e) Employee shall be entitled to paid holidays in accordance with the Employer's normal policies.

(f) Employer shall grant Employee a warrant to purchase up to Fifty Thousand (50,000) shares of common stock of Employer at the price per share of $___ which will become fully vested and exercisable on ___. This provision shall survive the expiration or termination of this Agreement.

(g) Employee shall be paid an automobile allowance of Four Hundred Fifty Dollars ($450.00) per month plus reimbursement of expenses for gas and tolls incurred in the performance of Employee's duties hereunder.

(h) Employee shall be entitled to life insurance payable to his designated beneficiary in an amount not less than two times the Base Salary, subject to the terms of insurance customarily made available by Employer from time to time to its executive employees.

3. Business Expenses. Employer will reimburse the Employee for all travel and out-of-pocket expenses reasonably incurred by him for the purpose of and in connection with performing his services to Employer hereunder. Such reimbursement shall be made promptly upon presentation to Employer of vouchers or other statements itemizing the expenses in reasonable detail in conformity with Employer's policies.

4. Non-Waiver of Rights. The failure to enforce at any time any of the provisions of this Employment Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Employment Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Employment Agreement.


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5. Term/Termination. Employee's employment under this Agreement shall be for an initial guaranteed term of two years commencing on May ____, 1998 and ending two
(2) years and six (6) months after (the "Initial Employment Period"), and unless terminated shall continue for successive one year periods thereafter. If Employer shall terminate this Agreement without cause (as cause is defined in below), Employee shall be entitled to compensation at the rate of the then current Base Salary and continuation of all employment benefits for a period equal to the greater of (i) the remainder of the Initial Employment Period or
(ii) one year from the date of termination. The term "cause" shall mean gross and habitual neglect of duty; prolonged absence from duty without the consent of Employer other than for vacation, illness or injury; illegal conduct amounting to fraud, embezzlement or misappropriation of Employer funds; or conviction of a felony or other criminal offense involving moral turpitude. Notwithstanding the foregoing, the terms of Sections 2(f), 10, and 11 shall survive the termination or expiration of this Agreement.

6. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage paid, addressed as follows:

         Employer:

                  Westbury Alloys, Inc.
                  750 Shames Drive
                  Westbury, NY  11590
                  Attention: [ ]

         Employee:

                  Michael J. Huber
                  24 Anawan Road
                  Pawtucket, RI  02861

Such addresses may be changed from time to time by either party by providing written notice in the manner set forth above.

7. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

8. Amendment. This Agreement be modified or amended, if the amendment is made in writing and is signed by both parties.

9. Severability. If any provisions of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid or enforceable, then such provision shall be deemed to be written, construed and enforced as so limited.


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10. Confidentiality. Employee acknowledges a duty of confidentiality owed to
Employer and shall not, at any time during or after the term of the Agreement use, divulge, or duplicate any information which is disclosed to the Employee under this Agreement, and which relates to Employer ("Confidential Information"). Employee acknowledges that all such Confidential Information is a valuable and unique asset of Employer and Employee shall have no rights thereto. The terms of this Section 10 shall survive the expiration or termination of this Agreement.

11. Applicable Law; Forum Selection. This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island. In the event of any dispute with respect to any provision of the Agreement or the application of any such provision to any person or agreement, the parties hereby agree that the courts, state and federal, located in Providence, Rhode Island shall have jurisdiction to resolve the dispute, and that both parties shall resort to such courts for resolution of the dispute. The terms of this Section 11 shall survive the expiration or termination of this Agreement.

12. Binding Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective legal representatives, successors and assigns, except that Employee may not delegate any of his obligations under this Agreement or assign this Agreement.


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IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first written above.

EMPLOYER:

WESTBURY ALLOYS, INC.



By:
   --------------------------------------


EMPLOYEE:


  /s/ Michael J. Huber
-----------------------------------------
Michael J. Huber



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